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                                                                   Exhibit 4.2


                           PENHALL INTERNATIONAL CORP.
                                    as Issuer

                              PENHALL RENTAL CORP.
                                       and
                                 PENHALL COMPANY
                                  as Guarantors

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee

                               -------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           Dated as of August 4, 1998

                                       to

                                    INDENTURE

                           Dated as of August 1, 1998

                                     between

                      PENHALL ACQUISITION CORP., as Issuer

                                       and

                    UNITED STATES TRUST COMPANY OF NEW YORK,
                                   as Trustee

                               -------------------

                               up to $150,000,000

                       12% Senior Notes due 2008, Series A
                       12% Senior Notes due 2008, Series B

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                  FIRST SUPPLEMENTAL INDENTURE, dated as of August 4, 1998,
between PENHALL INTERNATIONAL CORP., an Arizona corporation formerly known as Phoenix Concrete Cutting, Inc. ("Penhall"), PENHALL RENTAL CORP., a California corporation ("Penhall Corp.") and PENHALL COMPANY, a California corporation ("Penhall Co.") and UNITED STATES TRUST COMPANY OF NEW YORK, as trustee (the "Trustee").

                  WHEREAS, PENHALL ACQUISITION CORP., an Arizona, corporation ("Penhall Acquisition"), has heretofore executed and delivered to the Trustee an Indenture dated as of August 1, 1998 (the "Indenture"), providing for the issuance of up to $150,000,000 aggregate principal amount of Penhall Acquisition's 12% Senior Notes due 2006, Series A (the "Initial Notes") and Penhall Acquisition's 12% Senior Notes due 2006, Series B (the "Exchange Notes" and, together with the Initial Notes, the "Notes"); and

                  WHEREAS, Penhall Acquisition has merged with and into Penhall and, in connection therewith, Penhall has assumed by operation of law all of Penhall Acquisition's debts, liabilities, duties and obligations, including Penhall Acquisition's obligations in respect of the Notes and under the Indenture; and

                  WHEREAS, Penhall desires by this First Supplemental Indenture, pursuant to and as contemplated by Sections 5.01, 5.02 and 9.01 of the Indenture, to expressly assume the covenants, agreements and undertakings of Penhall Acquisition, in the Indenture and under the Notes; and

                  WHEREAS, each of Penhall Corp. and Penhall Co. is required pursuant to Section 4.18 of the Indenture to become a party thereto and to guarantee (the "Guarantees") the obligations of Penhall in respect of the Notes and under the Indenture as Guarantors; and

                  WHEREAS, the execution and delivery of this First Supplemental Indenture and the notes evidencing the Initial Notes and the Exchange Notes have been authorized by a resolution of the Board of Directors of Penhall; and

                  WHEREAS, the execution and delivery of this First Supplemental Indenture and the Guarantee of the Notes has been authorized by a resolution of the Board of Directors of each of Penhall Corp. and Penhall Co.; and

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                  WHEREAS, all conditions and requirements necessary to make each of this First Supplemental Indenture and the Notes a valid, binding and legal instrument in accordance with its terms upon Penhall and the Trustee, and each of this First Supplemental Indenture and the Guarantees a valid, binding and legal instrument in accordance with its terms upon each of Penhall Corp. and Penhall Co. and the Trustee, have been performed and fulfilled by the applicable parties hereto and the execution and delivery thereof have been in all respects duly authorized by the applicable parties hereto.

                  NOW, THEREFORE, in consideration of the above premises, each party agrees, for the benefit of the others and for the equal and ratable benefit of the Holders of the Notes, as follows:

                                   ARTICLE ONE

                            ASSUMPTION OF OBLIGATIONS

                  SECTION 1.01.  Assumption of Obligations
                                of Penhall Acquisition Co.

                  (a) Penhall hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking of Penhall Acquisition in the Indenture as if Penhall had been the original issuer of the Notes, and also hereby expressly and unconditionally assumes each and every covenant, agreement and undertaking in each Note outstanding on the date of this First Supplemental Indenture and any Notes delivered hereafter. Any Notes delivered after the date of this First Supplemental Indenture, including Notes delivered in substitution or exchange for any outstanding Notes, as provided in the Indenture, shall be executed and delivered by Penhall in its own name, with such notations, legends or endorsements required by law, stock exchange rules or usage, and each Note shall constitute the obligation of Penhall.

                  (b) Promptly following the execution and delivery of this First Supplemental Indenture, the Trustee shall, upon the written order of Penhall in the form of an Officers' Certificate of Penhall, authenticate and deliver Initial Notes substantially in the form of Exhibit A to the Indenture in exchange for the outstanding Initial Notes.




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                  SECTION 1.02.  Assumption of Obligations
                                 of the Guarantors.

                  Each of Penhall Corp. and Penhall Co. hereby expressly and unconditionally assume each and every covenant, agreement and undertaking of a Guarantor under the Indenture and also hereby expressly and unconditionally assume each and every covenant, agreement and undertaking relating to the Guarantors in each Note outstanding on the date of this First Supplemental Indenture.

                                   ARTICLE TWO

                            MISCELLANEOUS PROVISIONS

                  SECTION 2.01.  Terms Defined.

                  For all purposes of this First Supplemental Indenture, except as otherwise defined or unless the context otherwise requires, terms used in capitalized form in this First Supplemental Indenture and defined in the Indenture have the meanings specified in the Indenture.

                  SECTION 2.02.  Indenture.

                  Except as amended hereby, the Indenture, the Notes and the Guarantees are in all respects ratified and confirmed and all the terms shall remain in full force and effect.

                  SECTION 2.03.  Governing Law.

                  THIS FIRST SUPPLEMENTAL INDENTURE, THE NOTES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAWS. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE NOTES OR THE GUARANTEES.

                  SECTION 2.04.  Successors.

                  All agreements of Penhall, Penhall Corp. and Penhall Co. in this First Supplemental Indenture, the Notes and the Guarantees shall bind their respective successors. All agree-



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ments of the Trustee in this First Supplemental Indenture shall bind its successors.

                  SECTION 2.05.  Duplicate Originals.

                  All parties may sign any number of copies of this First Supplemental Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

                  SECTION 2.06.  Trustee Disclaimer.

                  The Trustee accepts the amendment of the Indenture effected by this First Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby amended and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by Penhall, Penhall Corp. and Penhall Co., or for or with respect to (i) the validity of the terms of this First Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by Penhall, Penhall Corp. and Penhall Co. by corporate action or otherwise, (iii) the due execution hereof by Penhall, Penhall Corp. and Penhall Co. or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                            [Signature Page Follows]




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                                   SIGNATURES

                  IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed, all as of the date first written above.

                                    PENHALL INTERNATIONAL CORP.,
                                      as Issuer

                                    By:  /s/  Martin W. Houge
                                       ----------------------------------------
                                       Name:  Martin W. Houge
                                       Title: Vice President - Finance

                                    PENHALL RENTAL CORP.,
                                      as Guarantor

                                    By:  /s/  Martin W. Houge
                                       ----------------------------------------
                                       Name:  Martin W. Houge
                                       Title: Vice President - Finance

                                    PENHALL COMPANY,
                                      as Guarantor

                                    By:  /s/  Martin W. Houge
                                       ----------------------------------------
                                       Name:  Martin W. Houge
                                       Title: Vice President - Finance

                                    UNITED STATES TRUST COMPANY
                                      OF NEW YORK, as Trustee

                                    By:  /s/  Christine C. Collins
                                       ----------------------------------------
                                       Name:  Christine C. Collins
                                       Title: Assistant Vice President